ContiMortgage Corporation
                   Home Equity Loan Pass-Through Certificates
                                  Series 1998-4

Distribution Period:                  15-Jan-99

---------------------------------------------------------------------------------------------------------------------------------
                                  Original         Beginning                                                           Ending
                                 Certificate      Certificate       Principal        Interest         Total         Certificate
     CUSIP          Class        Face Value         Balance        Distribution    Distribution    Distribution        Balance
---------------------------------------------------------------------------------------------------------------------------------
21075WJR7          A        1,000,000,000.00    1,000,000,000.00     4,427,387.38    4,098,472.22   8,525,859.60   995,572,612.62
21075WJS5          B           49,318,000.00       49,318,000.00             0.00      277,749.39     277,749.39    49,318,000.00
                   R                    0.00                0.00             0.00    2,172,194.22   2,172,194.22             0.00
---------------------------------------------------------------------------------------------------------------------------------
                Total          1,049,318,000.00 1,049,318,000.00     4,427,387.38    6,548,415.83 10,975,803.21 1,044,890,612.62
                -----------------------------------------------------------------------------------------------------------------

                -----------------------------------------------------------------------------------------------------------------
                                             AMOUNTS PER $1,000 UNIT                                 PASS THROUGH RATES
                -----------------------------------------------------------------------------------------------------------------
                                                                                      Ending
                                  Principal         Interest          Total         Certificate                     Current Pass
     CUSIP          Class       Distribution      Distribution     Distribution       Balance         Class           Thru Rate
----------------------------------------------------------------------------------------------------------------------------------
   21075WJR7          A         4.42738738         4.09847222       8.52585960      995.57261262       A               6.41500%
   21075WJS5          B         0.00000000         5.63180563       5.63180563    1,000.00000000       B               8.81500%
                ----------------------------------------------------------------------------------
                    Total            4.21929995       4.17053897       8.38983891    995.78070005
---------------------------------------------------------------------------------------------------------------------------------

PLEASE DIRECT ANY QUESTIONS OR COMMENTS TO THE FOLLOWING ADMINISTRATOR:

                                    Neil Witoff
                                    M & T Corporate Trust Department
                                    One M & T Plaza-7th Floor
                                    Buffalo, NY 14240

                            ContiMortgage Corporation
                   Home Equity Loan Pass-Through Certificates
                                  Series 1998-4

Distribution Period:                  15-Jan-99

SEC. 7.09 (a) (ii)       Scheduled Principal Received                             568,351.38
                         Prepayments (incl. Curtailments)                       3,557,075.97
                         Purchased Principal                                      222,875.00
                         Liquidation Proceeds applied to principal                 80,379.80
                         Realized Loss of Principal                                     0.00
                         Realized Loss of Interest                                    319.51
                         Extra Principal Distribution / (OC Reduction)             (1,294.77)
SEC. 7.09 (a) (iv)       Total Certificate Interest Carry-Forward Amount                0.00
                           Class A Interest Carry-Forward Amount                        0.00
                           Class B Interest Carry-Forward Amount                        0.00
SEC. 7.09 (a) (vi)       Outstanding Loan Balance:                           1,044,890,612.62
SEC. 7.09 (a) (vii)      Code Section 6049(d)(7)(C) Information-Required Market Discount Information Provided at Calendar Year End.
SEC. 7.09 (a) (viii)     Loan Purchase Prices                                     224,364.65
                         Substitution Amounts                                           0.00
SEC. 7.09 (a) (ix)       Weighted Average Coupon                                   10.40582%
SEC. 7.09 (a) (xi)       Weighted Average Remaining Term to Maturity                     269
SEC. 7.09 (a) (xii)      Delinquency Trigger Event Occurrence                             NO
                         Cumulative Realized Loss Trigger Event Occurrence                NO
                         Cumulative Realized Loss Termination Trigger Occurrence          NO
SEC. 7.09 (a) (xiii)     Class A Enhancement Percentage                              4.7199%
                         Targeted Overcollateralization Amount                          0.00
                         Overcollateralization Amount                                   0.00
                         Class A Optimal Balance                              995,572,612.62
                         Class B Optimal Balance                               49,318,000.00
SEC. 7.09 (a) (xiv)      Class B Applied Realized Loss Amount                           0.00
                         Class B Realized Loss Amortization Amount                      0.00
                         Unpaid Class B Realized Loss Amount                            0.00
SEC. 7.09 (a) (xv)       Class B Available Funds Cap                                9.79900%
SEC. 7.09 (a) (xvi)      Insured Payment                                                0.00
SEC. 7.09 (a) (xvii)     Reimbursement Amount Paid                                      0.00
                         Remaining Reimbursement Amount Unpaid                          0.00
SEC. 7.09 (a) (xix)      Largest Home Equity Loan Balance Outstanding             273,835.67

                                                ---------------------------------------------------------------------------------
SEC. 7.09 (b) (i)             Delinquencies(1)       Period           Number        Percentage    Prin. Balance    Percentage
                                                ---------------------------------------------------------------------------------
                                                   30-59 Days             151        0.92843%        8,240,170.81      0.78862%
                                                   60-89 Days              43        0.26439%        2,577,370.86      0.24666%
                                                    90+ Days               15        0.09223%          722,995.74      0.06919%
                                                -----------------------------------------------------------------------------
                                                Total                  16,264      100.00000%    1,044,890,612.62    100.00000%
                                                ---------------------------------------------------------------------------------

(1) Includes Bankruptcies, Foreclosures and REOs ;Based on loan count and balance.

SEC. 7.09 (b) (ii)            Loans in Foreclosure (LIF): Count                                 7
                              Loans in Foreclosure (LIF): Balance                      311,200.00
SEC. 7.09(b)(iii)             Loans in Bankruptcy:  Count                                       6
                              Loans in Bankruptcy:  Balance                            455,899.65
SEC. 7.09 (b) (iv&v)          REO Properties:  Count                                            0
                              REO Properties:  Balance                                       0.00
SEC. 7.09 (b) (vi)            Cumulative Realized Losses                                   319.51
SEC. 7.09 (b) (vii)           Loan Balance of 60+ Day Delinquent Loans               3,300,366.60
SEC. 7.09 (b) (viii)          Three Month Rolling Average of 60+ Day Delinquency Rate    0.10529%
                              Delinquency Trigger Event Occurrence                             NO
                              Cumulative Realized Loss Trigger Event Occurrence                NO
SEC. 7.09 (b) (ix)            Optional Buyout Loans                                          0.00

                                                                          Page 2

                            ContiMortgage Corporation
                   Home Equity Loan Pass-Through Certificates
                                  Series 1998-4

Distribution Period:                  15-Jan-99

                                                                                    Collections   Invest. Income     Total
SEC. 7.08(b)(i)               Amount on Deposit in the Certificate Account          11,069,208.90          0.00    11,069,208.90

SEC. 7.08(b)(ii)&(iv)                                                                              Amount Due     Amount Paid
                                                                                                   ----------     -----------
                                Class A Allocation                                                 8,525,859.60     8,525,859.60
                                Class B Allocation                                                   277,749.39       277,749.39

SEC. 7.08(b)(iii)             Insured Payment made by the Certificate Insurer                              0.00

SEC. 7.08(b)(v)                                                     Beginning        Principal          Ending
                                                     Class           Balance       Distribution         Balance
                                                -------------------------------------------------------------------
                                                       A         1,000,000,000.00    4,427,387.38    995,572,612.62
                                                       B            49,318,000.00            0.00    49,318,000.00

SEC. 7.08(b)(vi)              Current Period Realized Losses (Recoveries)                  319.51
                              Cumulative Realized Losses                                   319.51

SEC. 7.08(b)(vii)             Loan Balance of 60+ Day Delinquent Loans                             3,300,366.60
                              Three-Month Rolling Average of 60+ Day Delinquency Rate                  0.10529%

                            ContiMortgage Corporation
                   Home Equity Loan Pass-Through Certificates
                                  Series 1998-4

                                                                Insurer's Report

Distribution Period:        15-Jan-99

* Monthly Excess Cash Flow Amount             2,170,899.45

* Premium paid from cash flow(1)                 91,261.00

* Truste Fee paid from cash flow(1)              2,144.69

* Interest Collected on Mortgage
     Loans (net of Service Fee)              6,640,526.75

* Current Period Realized Losses:
                 Principal                           0.00
                 Interest                          319.51

               (1) Allocated based upon the related Certificate Balances.